Exhibit 5.1

March 7, 2007

Plains Exploration & Production Company

700 Milam, Suite 3100

Houston, TX 77002

Ladies and Gentlemen:

We have acted as counsel to Plains Exploration & Production Company, a Delaware corporation (the “Company”), in connection with the registration, pursuant to a registration statement on Form S-3 (as amended, the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), of the offering and sale from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”), and one or more supplements to the Prospectus (each, a “Prospectus Supplement”) of (i) common stock, par value $0.01 per share, of the Company (the “Common Stock”), (ii) unsecured senior debt securities (the “Senior Debt Securities”) and unsecured subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities,”) of the Company and (iii) guarantees by the subsidiary guarantors (the “Subsidiary Guarantors”) listed in the Registration Statement of the Debt Securities (the “Guarantees” and, together with the Common Stock and the Debt Securities, the “Securities”), each on terms to be determined at the time of each offering. The Senior Debt Securities and the applicable Guarantees are to be issued pursuant to an indenture (the “Senior Indenture”) to be entered into between the Company and the trustee named therein. The Subordinated Debt Securities and the applicable Guarantees are to be issued pursuant to an indenture (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”), to be entered into between the Company and the trustee named therein.

We have examined originals or certified copies of (i) a form of the Senior Indenture, filed as Exhibit 4.1 to the Registration Statement, to be entered into between the Company and a trustee to be named therein, (ii) a form of the Subordinated Indenture, filed as Exhibit 4.2 to the Registration Statement, to be entered into between the Company and a trustee to be named therein and (iii) such corporate records of the Company and the Subsidiary Guarantors and other certificates and documents of officials of the Company, the Subsidiary Guarantors, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

Plains Exploration & Production Company

March 7, 2007

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that:

1.	With respect to the Debt Securities and the Guarantees, when (i) the Company and the Subsidiary Guarantors have taken all necessary action to approve the issuance of such Debt Securities and Guarantees, the terms of the offering thereof and related matters, (ii) the Debt Securities and Guarantees have been duly executed, authenticated, issued and delivered in accordance with the terms of the applicable Indenture and any applicable supplement thereto, (iii) the Debt Securities and Guarantees have been duly executed, authenticated, issued and delivered in accordance with the terms of the applicable definitive underwriting or similar agreement approved by the Company upon payment (or delivery) of the consideration therefor provided for therein, and (iv) the applicable provisions of the “blue sky” laws have been complied with,

a.	the Debt Securities will have been duly authorized by all necessary corporate action on the part of the Company, and when duly executed, authenticated and delivered by or on behalf of the Company and paid for by the underwriters, will be valid and binding obligations of the Company and will be entitled to the benefits of the applicable Indenture, including the supplemental indenture setting forth the specific terms of such Debt Securities; and

b.	the Guarantees will have been duly authorized by all necessary corporate action on the part of the Subsidiary Guarantors, and will be valid and binding obligations of each Subsidiary Guarantor.

2.	With respect to the Common Stock, when (i) the Company has taken all necessary action to approve the issuance of such Common Stock, the terms of the offering thereof and related matters, and (ii) such Common Stock has been issued and delivered in accordance with the terms of the applicable definitive underwriting agreement or similar agreement approved by the Company upon payment (or delivery) of the consideration therefor (not less than par value of the Common Stock) provided for therein, such Common Stock will have been duly authorized and will be validly issued, fully paid and non-assessable.

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A.	We have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments) will have become effective and such effectiveness shall not have been terminated or rescinded, (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities to be offered thereby, (iii) all Securities will have been issued and sold in compliance with applicable United States federal and state securities Laws (hereinafter defined) and in the manner stated in the Registration Statement and the applicable prospectus supplement, (iv) a definitive underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and other parties thereto and (v) at the time of the issuance of

Plains Exploration & Production Company

March 7, 2007

the Securities (a) each of the Company and the Subsidiary Guarantors validly exists and is duly qualified and in good standing under the laws of its respective jurisdiction of incorporation or formation, (b) each of the Company and the Subsidiary Guarantors has the necessary corporate power and due authorization, as applicable, and (c) the organizational or charter documents of each of the Company and the Subsidiary Guarantors are in full force and effect and have not been amended, restated, supplemented or otherwise altered, and there has been no authorization of any such amendment, restatement, supplement or other alteration, since the date hereof.

B.	We express no opinion as to the laws of any jurisdiction other than any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions (“Laws”) of (i) the federal laws of the United States, (ii) the Laws of the State of California, (iii) the General Corporation Law and Limited Liability Company Act of the State of Delaware, (iv) the Laws of the State of Texas and (iv) the Laws of the State of New York.

C.	The matters expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally; (ii) general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity); (iii) commercial reasonableness and unconscionability and an implied covenant of good faith and fair dealing; (iv) the power of the courts to award damages in lieu of equitable remedies; and (v) securities Laws and public policy underlying such Laws with respect to rights to indemnification and contribution.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement.

Very truly yours,

AKIN GUMP STRAUSS HAUER & FELD LLP